Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Rackspace Technology, Inc. of our report dated March 20, 2025 relating to the financial statements, which appears in Rackspace Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
July 9, 2026